UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2024

TSCAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

(857) 399-9500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, TScan Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement dated as of September 9, 2022, with the lenders party thereto, K2 HealthVentures LLC, as administrative agent for the lenders, and Ankura Trust Company, LLC, as collateral agent for the lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). On September 9, 2022, the lender extended an initial convertible term loan of $30 million to the Company in accordance with the Loan Agreement.

On November 15, 2024, the Company received a conversion notice from the lender pursuant to which the lender elected to convert $15 million of principal amount of the loan into voting common stock of the Company, at a conversion price of $4.785, in accordance with the Loan Agreement.

On November 20, 2024, the Company issued 3,134,796 shares of voting common stock, $0.0001 par value (the “Conversion Shares”), to the lender.

The Conversion Shares were issued in reliance on the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: November 21, 2024	By:	/s/ Jason Amello
	Name:	Jason Amello
	Title:	Chief Financial Officer